                                                                    EXHIBIT 10.9

                       PURCHASE AND ASSUMPTION AGREEMENT
                       ---------------------------------

   Agreement dated as of April 12, 1999, among PM Holdings, Inc., a Connecticut corporation with its main office in Hartford, Connecticut, ("PMH") and PM Trust Holding Company, a Connecticut corporation with its main office in Hartford, Connecticut, ("PMTH") (which companies are collectively referred to herein as "Seller") and Cargill Bank, a state-chartered savings and loan association with its main office in Putnam, Connecticut ("CB"), Lake Sunapee Bank, fsb, a federally chartered savings bank with its main office in Newport, New Hampshire ("LSB") and Mascoma Savings Bank, a federally chartered savings bank with its main office in Lebanon, New Hampshire ("MSB") (which banks are collectively referred to herein as the "Purchaser").

   WHEREAS, PMH, PMTH and Purchaser have entered into a Stock Purchase Agreement with Sun Life Assurance Company of Canada (USA), a Delaware corporation with its principal place of business in Wellesley, Massachusetts ("Sun") and New London Trust, FSB, a federally chartered savings bank with its main office in New London, New Hampshire ("Target") and a wholly-owned subsidiary of Sun, of even date ("Stock Purchase Agreement"), a true copy of which is attached hereto as Exhibit A, which Stock Purchase Agreement provides for the sale to Seller of all of the capital stock of Target;

   WHEREAS, Seller desires to sell, and Purchaser desires to acquire, in accordance with the terms and provisions of this Agreement, immediately after the consummation of the transactions contemplated in the Stock Purchase Agreement, all of the assets and liabilities of Target, other than Target's trust business ("Trust Business") as further specified in Schedules 2.1(b) and
                                                          --------------------
2.2(b), such that only the assets and liabilities (including tangible net equity
------
of $2.5 million) used in Target's Trust Business will remain in Target (the other assets and liabilities of Target being hereinafter referred to as the "Bank Business" as further specified in Schedules 2.1(a) and 2.2(a));
                                        ----------------------------

   WHEREAS, CB, LSB and MSB have entered into a certain Asset and Liability Allocation Agreement ("Allocation Agreement"), a true copy of which is attached hereto as Exhibit B, of even date herewith providing for the division of the assets and liabilities of Target used in its Bank Business among themselves; and

   WHEREAS, each of the parties acknowledges that the parties are relying on each other to fulfill their individual obligations hereunder so that Target may be purchased and its Bank Business and Trust Business distributed among the parties as provided in this Agreement and that if any one of the parties fails to perform its obligations, it might jeopardize the ability of the other parties to consummate the transaction.

   NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, subject to the terms and conditions set forth herein, Seller and Purchaser agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1.  Defined Terms. As used herein, the following terms shall have
                   -------------
the following meanings:

     "Accrued Interest" shall mean as of any date (a) with respect to the
      ----------------
Deposit Liabilities, the interest that has been accrued but not paid or credited on the Deposit Liabilities, and (b) with respect to the Loans, the interest, fees, costs and other charges that have accrued on or been charged to the Loans but not paid by the applicable borrower, or a guarantor or surety therefor, or otherwise collected by offset or recourse to collateral for the applicable Loan.

     "Affiliate" shall mean with respect to a specified Person, any other Person
      ---------
who or which, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. As used in this definition, the term "control" shall mean the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

     "Allocation Agreement" shall have the meaning specified in the Preamble.
      --------------------

     "Assignment and Assumption Agreement" shall have the meaning set forth in
      -----------------------------------
Section 5.3(d).

     "Assumed Severance Obligations" shall mean Target's obligations described
      -----------------------------
on Schedule 1.1(a) attached hereto.
   ---------------

     "Bank Assets" shall have the meaning specified in Section 2.1(a).
      -----------

     "Bank Business" shall have the meaning specified in the Preamble and shall
      -------------
include all Bank Assets set forth in Schedule 2.1(a) and all Bank Liabilities
                                     ---------------
set forth in Schedule 2.2(a).
             ---------------

     "Bank Customers" shall mean the persons named as the owners of the deposit
      --------------
accounts relating to the Deposit Liabilities, the obligors under the Loans, persons who are party to Safe Deposit Agreements with Target and any other persons who are engaged in a Bank Business with Target.

     "Bank Employees" shall mean the employees of Target who are employed by
      --------------
Target at the Closing Date other than Trust Employees and Corporate Center Employees.

     "Bank Liabilities" shall have the meaning specified in Section 2.2(a).
      ----------------

     "Banking Office" shall mean any one of Target's banking offices or other
      --------------
premises used in its Bank Business (including automated teller machine premises) listed on Schedule 1.1(b) attached hereto.
          ---------------

     "Banking Office Leases" shall mean the leases for the Banking Offices
      ---------------------
listed on Schedule 1.1(c) attached hereto.
          ---------------

     "Borrowings" shall have the meaning specified in Section 2.2(a)(viii).
      ----------

     "Capital Account" shall have the meaning specified in Section 2.1(a).
      ---------------

     "Cash" shall mean all petty cash, vault cash, teller cash, automated teller
      ----
machine cash and prepaid postage in each case as of the close of business at the respective Banking Office (6:00 p.m. for each automated teller machine) on the Closing Date, as determined by an audit conducted jointly by one or more employees of Target and one or more employees of Purchaser.

     "CB" shall have the meaning specified in the Preamble.
      --

     "Closing" shall mean the consummation of the purchase of the Bank Business
      -------
by the Purchaser pursuant hereto.

     "Closing Date" shall have the meaning specified in Section 5.1.
      ------------

     "Corporate Center Employee" shall mean any employee providing services to
      -------------------------
both the Bank Business and Trust Business listed on Schedule 1.1(d) attached
                                                    ---------------
hereto, any employees hired to replace any such employees that may leave Target's employment between the date of this Agreement and the Closing Date and any employees that may be hired before the Closing Date to fill corporate center positions that are open as of the date of this Agreement, who are employed by Target as of the Closing Date.

     "Day Care Center" shall mean the day care center operated by Target at 4
      ---------------
North Pleasant Street, New London, New Hampshire.

     "Effective Time" shall have the meaning specified in Section 5.2.
      --------------                                                 -

     "Excluded IRAs" shall have the meaning specified in Section 2.3(a).
      -------------

     "Deposit Liabilities" or "Deposit Liability" shall mean deposit liabilities
      -------------------      -----------------
with respect to accounts, which are transferred by Target, as of the close of business on the Closing

Date, which are defined as deposits in the Federal Deposit Insurance Act, 12 U.S.C. 1813, including in each case collected and uncollected deposits plus Accrued Interest.

     "FHLB Stock" shall mean capital stock of the Federal Home Loan Bank of
      ----------
Boston owned by Target on the Closing Date.

     "Final" as applied to any governmental order or action, shall mean that
      -----
such order or action has not been stayed, vacated or otherwise rendered ineffective and either (a) the time period for taking an appeal therefrom shall have passed without an appeal therefrom having been taken, or (b) if any such appeal shall have been dismissed or resolved, all applicable periods for further appeal of such order or action shall have passed.

     "Final Approval Date" shall mean, with respect to the transactions
      -------------------
contemplated hereby, the date upon which the last of the following has occurred:
(a) all Regulatory Approvals have been obtained; (b) the publication of all regulatory notices; (c) the filing of all regulatory reports; and (d) the expiration of all regulatory comment and waiting periods.

     "IRA" shall mean any Individual Retirement Account having assets consisting
      ---
of Deposit Liabilities only.

     "IRS" shall mean the Internal Revenue Service.
      ---

     "Items" shall mean (a) transfers of funds by wire or through the Automated
      -----
Clearing House system, checks, drafts, negotiable orders of withdrawal and items of a like kind which are drawn on or deposited and credited to the Deposit Liabilities, and (b) payments, advances, disbursements, fees, reimbursements and items of a like kind which are debited or credited to the Loans.

     "Landlord Consents" shall have the meaning set forth in Section 5.3(f).
      -----------------

     "Lease Assignment" shall have the meaning set forth in Section 5.3(e).
      ----------------

     "Loan Value" shall mean as of any date the unpaid principal balance of the
      ----------
Loans, plus Accrued Interest thereon.

     "Loans" shall mean:
      -----

          (a) all loans held by Target on the Closing Date (including any reserve for possible loan losses), including all loans originated between the date of this Agreement and the Closing Date, portions of loans which may have been participated out to other lenders by Target or portions of loans which may have been participated to Target by other lenders; and

          (b) pending applications to Target and unfunded commitments, including but not limited to scheduled credits, of Target subject to any repayments or prepayments, in whole or in part, advances, credits, debits, charges or other actions affecting the balance of any such loans as of the date hereof from the date hereof through the close of business on the Closing Date, and,

          (c) in each case, including all documents executed or delivered in connection with any loan and any and all collateral held as security therefor or in which a security interest, lien or mortgage has been granted, and all rights in relation thereto, together with Accrued Interest thereon, all as of the close of business on the Closing Date, and Target's loan files and records relating thereto.

     "LSB" shall have the meaning specified in the Preamble.
      ---

     "MSB" shall have the meaning specified in the Preamble.
      ---

     "Material Condition" applicable to any party hereto shall mean with respect
      ------------------
to any Regulatory Approval obtained by any party, a condition or requirement, which, for all parties other than Seller or its Affiliates, does not relate to or arise from the Community Reinvestment Act (or any amendment, modification or successor thereto or similar federal or state statute thereto) or compliance therewith or performance of its obligations thereunder, included in such Regulatory Approval that, individually or in the aggregate, would (i) result in a material adverse effect on the party or its Affiliates, or (ii) reduce the benefits to the party or its Affiliates of the transactions contemplated by the Agreement in so material a manner that it would not have entered into this Agreement had such condition or requirement been known as of the date hereof. For Seller and Target, it is understood that a Material Condition will apply only to the acquisition of Target and not to any operational benefit or specific powers sought by Seller from regulatory agencies other than operational benefits enjoyed by Target, or specific powers held by Target, in each case, as of the date hereof.

     "Other Real Estate Owned" shall mean real estate owned by Target as of the
      -----------------------
date of this Agreement, and real estate acquired by Target between the date of this Agreement and the Closing Date, in the course of the foreclosure of any loan made by Target prior to the date of this Agreement or of any Loan after the date of this Agreement.

     "Person" shall mean any individual, partnership, joint venture,
      ------
corporation, trust, limited liability company, unincorporated organization, government or other entity.

     "Personalty" shall mean all of the personal property of Target used in the
      -----------
Bank Business located in the Banking Offices consisting of the trade fixtures, leasehold improvements, shelving, furniture, automated teller machines, equipment, security systems, safe deposit boxes (exclusive of contents), vaults and supplies, less any items consumed or disposed of, plus new items acquired or obtained, in the ordinary course of the operation of the Banking Offices through the close of business on the Closing Date and excluding personal property of Target used in its Trust Business.

     "PMH" shall have the meaning specified in the Preamble.
      ---

     "PMTH" shall have the meaning specified in the Preamble.
      ----

     "Purchase Price" shall have the meaning specified in Section 3.1.
      --------------

     "Purchaser" shall have the meaning specified in the Preamble.
      ---------

     "Real Property" shall mean any one or more parcels of real property and
      -------------
improvements thereon listed on Schedule 1.1(e) to be conveyed to Purchaser.
                               ---------------

     "Regulatory Approvals" shall have the meaning specified in Section 6.1(c).
      --------------------

     "Safe Deposit Agreements" shall mean the agreements relating to safe
      -----------------------
deposit boxes located in the Banking Offices and shall include any keys which open such safe deposit boxes.

     "Securities" shall have the meaning specified in Section 2.1(a)(xi).
      ----------

     "Seller" shall have the meaning specified in the Preamble.
      ------

     "Stock Purchase Agreement" shall have the meaning specified in the
      ------------------------
Preamble.

     "Subsidiary" shall mean any subsidiary of Target listed on Schedule 1.1(f).
      ----------                                                ---------------

     "Sun" shall have the meaning specified in the Preamble.
      ---

     "Target" shall have the meaning specified in the Preamble.
      ------

     "Tenant Leases" shall mean leases or subleases between Target or a
      -------------
Subsidiary, as lessor, and the tenants of the Banking Offices, if any, listed on
Schedule 1.1(g).
---------------

     "Trust Business" shall have the meaning specified in the Preamble and shall
      --------------
include all assets and liabilities set forth in Schedules 2.1(b) and 2.2(b),
                                                ----------------------------
respectively.
------------

     "Trust Employees" shall mean the employees engaged in the Trust Business
      ---------------
listed on Schedule 1.1(h) attached hereto, any employees hired to replace any
          ---------------
such employees that may leave Target's employment between the date of this Agreement and the Closing Date and any employees that may be hired before the Closing Date to fill positions that are open as of the date of this Agreement in the Trust Business, who are employed by Target as of the Closing Date.

     Section 1.2.  Accounting Terms. All accounting terms not otherwise defined
                   ----------------
herein shall have the respective meanings assigned to them in accordance with "generally accepted accounting principles" consistently applied as are in effect from time to time in the United States of America.

                                  ARTICLE II

                     PURCHASE AND SALE OF BANK ASSETS AND
                 ASSIGNMENT AND ASSUMPTION OF BANK LIABILITIES
                 ---------------------------------------------

     Section 2.1.  Purchase and Sale of Bank Assets
                   --------------------------------

          (a) Subject to the terms and conditions hereof, on the Closing Date, Seller shall cause Target to sell, convey, assign, transfer and deliver to each of CB, LSB and MSB in accordance with their instructions pursuant to the terms of the Allocation Agreement, and each of CB, LSB and MSB shall purchase and accept from Target in accordance with the terms of the Allocation Agreement, its share of all of the right, title and interest in and to all of the assets of Target (other than cash or cash equivalent securities in the aggregate amount equal to $2.5 million (the "Capital Account")) related to or used in the Bank Business as set forth in Schedule 2.1(a) attached hereto (collectively, the
                         ---------------
"Bank Assets") including without limitation:

               (i)      the Real Property and Other Real Estate Owned;

               (ii)     the Personalty;

               (iii)    the Loans;

               (iv) the Banking Office Leases, Tenant Leases and Safe Deposit Agreements;

               (v) all rights of Target under any building maintenance, service or other contracts in effect as of the Closing Date relating to the Bank Business of Target to the extent such contracts are assignable;

               (vi)     the Cash;

               (vii) all prepaid expenses relating to the Bank Assets as of the Closing Date;

               (viii) all of Target's rights appertaining to the contracts and relationships giving rise to the Deposit Liabilities which Purchaser is assuming;

               (ix) all of Target's rights appertaining to any negative deposits (overdrafts) in accounts booked at or allocated to the Banking Offices and outstanding as of the Closing Date;

               (x) all insurance premiums paid by Target to the FDIC which are allocated to insurance coverage for deposit liabilities of the Banking Offices following the Closing Date to the extent a proration or adjustment is made with respect thereto pursuant to Section 3.3;

               (xi) all of the securities in Target's investment portfolio (less the amount necessary to fund the Capital Account) ("Securities");

               (xii)    all of Target's ownership interests in the Subsidiaries;

               (xiii)   all of Target's ownership interests in the FHLB Stock;

               (xiv) all of Target's ownership interests in the stock of NYCE Corporation; and

               (xv) any and all other rights, property and assets relating to or used in the Bank Business of Target.

          (b) Purchaser shall not purchase the assets of Target used in the Trust Business of Target as set forth in Schedule 2.1(b) attached hereto.
                                              ---------------
     It is understood and agreed that Target is retaining the Capital Account and all of the assets used by Target in the Trust Business, except as otherwise expressly agreed to herein.

          (c) In the event that the Allocation Agreement fails to provide instructions with respect to an asset that Seller deems to be a Bank Asset, Seller shall transfer such asset to CB, LSB or MSB, as appropriate in accordance with Section 2.4, and such bank party shall be deemed to have purchased such asset at a price equal to the price, if any, Seller acquired it pursuant to the Stock Purchase Agreement. In the event that the bank party objects to such transfer not later than 30 days after transfer, the matter shall be referred to arbitration pursuant to Section 14.16.

     Section 2.2.  Bank Liabilities; No Other Liabilities Assumed.
                   ----------------------------------------------

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date, each of CB, LSB and MSB agree to assume, pay, perform and discharge, its share of all of the liabilities and obligations of Target outstanding on the Closing Date related to the Bank Business as set forth in Schedule 2.2(a) (collectively, the "Bank Liabilities") in accordance
        ---------------
     with the terms of the Allocation Agreement including without limitation the following:

               (i) the Deposit Liabilities including, but not limited to, any negative deposits (overdrafts);

               (ii)   the Banking Office Leases and Tenant Leases;

               (iii)  the Safe Deposit Agreements;

               (iv)   the Loans;

               (v)    the IRAs, as contemplated by Section 2.3(a);

               (vi) the Assumed Severance Obligations with respect to Bank Employees and its allocated share of the Assumed Severance Obligations with respect to Corporate Center Employees as provided in Section 11.3;

               (vii) all obligations due under any service, maintenance or other contract relating to the Bank Business in effect at the Closing, regardless of whether such contract is assignable and/or included in
     Section 2.1(a)(v) or (viii), including costs of terminating any such contracts that Purchaser chooses to terminate in connection with the transactions contemplated by this Agreement; and

               (viii) any and all borrowings from the Federal Home Loan Bank of Boston or any other person related to the Bank Business ("Borrowings").

          (b) Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Target of any kind or nature, known, unknown, contingent or otherwise relating to the Trust Business as set forth in Schedule 2.2(b). It is understood and agreed that
                              ---------------
     Target is retaining the Capital Account and all of the liabilities relating to the Trust Business, except as otherwise expressly agreed to herein, and that Purchaser is assuming all liabilities relating to the Bank Business.

          (c) In the event that the Allocation Agreement fails to provide instructions with respect to a liability that Seller deems to be a Bank Liability,

     Seller shall transfer such liability to CB, LSB or MSB, as appropriate in accordance with Section 2.4, and such bank party shall assume such liability for consideration which is deemed to be equal to the consideration paid to Seller, if any, for assuming such liability pursuant to the Stock Purchase Agreement. In the event that the bank party objects to such transfer not later than 30 days after transfer, the matter shall be referred to arbitration pursuant to Section 14.16.

     Section 2.3.  Actions With Respect to IRAs.
                   ----------------------------

          (a) Seller shall cause Target to resign as of the close of business on the Closing Date as the custodian of each IRA of which it is the custodian. Seller shall also cause Target, to the extent permitted by the documentation governing each such IRA and applicable law, to (i) appoint CB, LSB or MSB, as instructed by Purchaser in accordance with the Allocation Agreement, as successor custodian of each such IRA, and Purchaser agrees to accept each such custodianship under the terms and conditions of Target's documents for its IRAs, and assume all fiduciary and custodial obligations with respect thereto as of the close of business on the Closing Date, and (ii) deliver to the IRA owner of each such IRA such notice of the foregoing as is required by the documentation governing each such IRA or applicable law. The parties agree that such resignation and appointment shall be effected by instrument substantially in the form of the IRA Resignation and Custodian Appointment attached as Schedule 5.3(h).
                                                               -------- ------
     Each of CB, LSB and MSB, as applicable, shall be responsible for delivering its IRA documents to the applicable IRA owner, including but not limited to a beneficiary designation form to be completed by the applicable IRA owner; provided, however, that in the event that an IRA owner dies before such time Purchaser receives a properly completed beneficiary designation form, Target shall make available to Purchaser such information as may exist in Target's files regarding any beneficiary designation it may have regarding such decedent. If, pursuant to the terms of the documentation governing any such IRA or applicable law, the owner designates a successor custodian other than CB, LSB or MSB, as applicable, all such IRAs shall be excluded from the Deposit Liabilities (such excluded Deposits Liabilities being herein called the "Excluded IRAs") and the Excluded IRAs shall be transferred to the designated custodian by Seller.

          (b) The Deposit Liabilities may include certain IRAs the owners of which are receiving periodic distributions either at the owner's request or because the owner has attained the age of 70 1/2. In such event each of CB, LSB or MSB agrees to continue to make such periodic distributions in accordance with the distribution instructions received from Target.

     Section 2.4.  Adjustments in Assets and Liabilities.  While it is the
                   -------------------------------------
intent of the parties to divide the Bank Business and Trust Business between the Purchaser and

Seller, respectively, they recognize that there may be certain assets and liabilities that do not clearly fit into one category or the other that may be identified between the date of this Agreement and the Closing Date or may be identified after the Closing. In such case the parties will endeavor in good faith to allocate any such asset or liability equitably between each other in such a manner as to carry out the intent of this Agreement, including any such transfer by Seller in accordance with Sections 2.1(c) and 2.2(c). As a general principle, the parties agree that any such asset or liability that is incidental to or a consequence of an asset or liability assigned to the Bank Business or Trust Business will belong to the party receiving the related asset or liability. Any other asset or liability that relates to both the Bank Business and the Trust Business will be allocated between the parties based on the relative benefit or burden derived from such asset or liability to the Bank Business or Trust Business, except that if such relative benefit or burden cannot be ascertained, then each party shall share equally in such benefit or burden. If the parties are unable to agree on an allocation after a good faith effort, the matter shall be referred to arbitration pursuant to Section 14.16.

                                  ARTICLE III

                         PURCHASE PRICE; PAYMENT; AND
                                  SETTLEMENT
                                  ----------

     Section 3.1.  Purchase Price. The "Purchase Price" for the Bank Assets
                   --------------
shall be Purchaser's share of the purchase price of Target in an amount equal to $25.2 million, as adjusted pursuant to Section 2.3.2 of the Stock Purchase Agreement.

     Section 3.2.  Payment at Closing. On the Closing Date, each of CB, LSB and
                   ------------------
MSB shall pay its share of the Purchase Price in accordance with the Allocation Agreement to Target by wire transfer of immediately available federal funds to such account as Target shall advise Purchaser prior to the Closing.

     Section 3.3.  Proration; Other Closing Date Adjustments.  It is the
                   -----------------------------------------
intention of the parties that Target will operate the Banking Offices for its own account until the close of business on the Closing Date, and that Purchaser shall operate the Banking Offices, own the Bank Assets and assume the Bank Liabilities from and after the close of business on the Closing Date. To the extent provided in Section 2.4 of the Stock Purchase Agreement, items of income and expense shall be prorated as of the close of business on the Closing Date, and settled between Target and Purchaser on the Closing Date, whether or not such adjustment would normally be made as of such time. Items of proration not capable of being settled at Closing shall be settled not later than thirty (30) days after Closing unless otherwise agreed by the parties hereto. Seller or Purchaser shall promptly pay the amount due to the other party, as the case may be, by wire transfer of immediately available federal funds to such account as the party shall advise.

     Section 3.4.  Adjustments to Purchase Price.  In the event PMH becomes
                   -----------------------------
liable to Sun for an adjustment in the purchase price payable to Sun pursuant to
Section 2.3.4 of the Stock Purchase Agreement because of any delay caused by or attributable to acts or omissions of Purchaser, the Purchase Price shall be adjusted upwards by such amount.

                                  ARTICLE IV

                                     TAXES
                                     -----

     Section 4.1.  Sales and Use Taxes.  Except as otherwise provided in this
                   -------------------
Agreement, any sales, use, transfer or similar taxes which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated hereby shall be paid equally by each party on the Closing Date. Each party shall indemnify and hold harmless the other from and against any and all such taxes including those arising upon subsequent audit by any taxing authority, including interest and penalties. Purchaser and Target will cooperate in the preparation of any filings or returns.

     Section 4.2.  Information Reports.  Each of CB, LSB and MSB shall provide
                   -------------------
to the IRS, on a timely basis and otherwise as required by law, Form 1099INT, 1099R, W-2P, 5498 and any other required forms and reports with respect to each Deposit Liability allocated to each party under the Allocation Agreement concerning interest paid on, or contributions to and distributions from, the deposit accounts, as appropriate, for the periods both before and after the Closing Date including without limitation any information required by the IRS pursuant to any request for backup withholding and TIN certification records and documents.

                                   ARTICLE V

                                    CLOSING
                                    -------

     Section 5.1.  Closing Date.
                   ------------

         (a) The "Closing Date" shall be the "Closing Date" specified in the Stock Purchase Agreement.

         (b) It is anticipated that the Closing Date shall coincide with the acquisition of all of Target's capital stock by Seller pursuant to the Stock Purchase Agreement.

     Section 5.2.  Place and Time of Closing; Effective Time.  The Closing shall
                   -----------------------------------------
take place at a mutually agreeable time and place on the Closing Date and shall be effective as of the close of business on the Closing Date ("Effective Time").

     Section 5.3.  Target Deliveries.  On the Closing Date, Seller shall
                   -----------------
deliver, or cause Target to deliver, to CB, LSB or MSB in the manner instructed by Purchaser in accordance with the terms of the Allocation Agreement:

          (a) A statement setting forth the basis of the Purchase Price;

          (b) Deeds for each parcel of Real Property or Other Real Estate Owned in the same form of deed received by Target, pursuant to which the Real Property or Other Real Estate Owned shall be transferred "AS IS", "WHERE IS" and with all faults;

          (c) A bill of sale for the Bank Assets substantially in the form of
     Schedule 5.3(c) attached hereto, pursuant to which the Bank Assets shall be
     ---------------
     transferred "AS IS", "WHERE IS" and with all faults;

          (d) An assignment and assumption agreement with respect to the Bank Liabilities substantially in the form of Schedule 5.3(d) attached hereto
                                              ---------------
     (the "Assignment and Assumption Agreement");

          (e) Lease assignment and assumption agreements with respect to each of the Banking Office Leases substantially in the form of Schedule 5.3(e)
                                                            ---------------
     attached hereto (the "Lease Assignments");

          (f) Such consents of landlords under the Banking Office Leases, as shall be obtained pursuant to Section 6.8 of the Stock Purchase Agreement, to the assignment of the Banking Office Leases, if possible, in the form of
     Schedule 5.3(f) attached hereto (the "Landlord Consents");
     ---------------

          (g) Certificates Relating to Lease of Banking Offices by Target substantially in the form of Schedule 5.3(g) attached hereto;
                                  ---------------

          (h) Target's resignation as custodian with respect to each IRA included in the Deposit Liabilities and designation of CB, LSB or MSB as successor custodian with respect thereto, as contemplated by Section 2.3 and substantially in the form of Schedule 5.3(h) attached hereto;
                                     ----------------

          (i) A limited power of attorney granting each of CB, LSB and MSB the authority to execute certain documents on behalf of Target substantially in the form of Schedule 5.3(i) attached hereto;
                 ---------------

          (j) Officer's certificate from each of PMH, PMTH and Target substantially in the form of Schedule 5.3(j) attached hereto;
                                  ---------------

          (k) An opinion of counsel in a form reasonably acceptable to Purchaser; and

          (l) Such other documents necessary to effect the transactions contemplated hereby as Purchaser shall reasonably request.

     Section 5.4.  Purchaser Deliveries.  On the Closing Date, each of CB, LSB
                   --------------------
and MSB shall deliver its share of the Purchase Price and the following documents to Target in accordance with the terms of this Agreement and the Allocation Agreement:

          (a) The Assignment and Assumption Agreement;

          (b) The acceptance of its appointment as successor custodian of the IRAs included in the Deposit Liabilities (excepting the Excluded IRAs) and assumption of the fiduciary obligations of the custodian with respect thereto, as contemplated by Section 2.3;

          (c) The Lease Assignments and, as contemplated by Section 11.2, such other instruments and documents as any landlord under a Banking Office Lease may reasonably require as necessary or desirable for providing for the assumption of a Banking Office Lease, each such instrument and document in the form and substance reasonably satisfactory to the parties and dated as of the Closing Date;

          (d) Officer's certificate from each of CB, LSB and MSB in the form of
     Schedule 5.4(d) attached hereto;
     ---------------

          (e) An opinion of counsel from each of CB, LSB and MSB in a form reasonably acceptable to Seller; and

          (f) Such other documents necessary to effect the transactions contemplated hereby as Target shall reasonably request.

                                  ARTICLE VI

                CONDITIONS TO OBLIGATIONS OF SELLER AND TARGET
                ----------------------------------------------

     Section 6.1.  Conditions to Obligations of Seller and Target.  Unless
                   ----------------------------------------------
expressly waived in writing by Seller and Target, the obligations of Seller and Target under this Agreement are subject to the satisfaction as of the Closing Date, of each of the following conditions:

          (a) PMTH acquires all of the capital stock of Target pursuant to the Stock Purchase Agreement and all of the conditions thereunder are fulfilled.

          (b) All of the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects;

          (c) Approvals in writing of all relevant regulatory agencies to purchase the Bank Assets and assume the Bank Liabilities shall have been obtained by Purchaser, and approvals in writing of all relevant regulatory agencies to acquire the Target's charter, where applicable, shall have been obtained by Target, and all necessary conditions, including any additional governmental approvals, permissions or consents, if any, including the giving of all legally required notices and the expiration of all legally required waiting or protest periods, of or relating to licenses, approvals and consents shall have been met (all of such approvals, conditions, permissions, licenses and consents being herein collectively called the "Regulatory Approvals"), and such Regulatory Approvals shall include no Material Condition applicable to Seller or Target; and

          (d) Target shall have received the items to be delivered by Purchaser pursuant to Section 5.4.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF PURCHASER
                    --------------------------------------

     Section 7.1.  Conditions to Obligations of Purchaser.  Unless expressly
                   --------------------------------------
waived in writing by CB, LSB or MSB, as appropriate, the obligations of each of CB, LSB and MSB individually under this Agreement are subject to the satisfaction on or before the Closing Date, of each of the following conditions:

          (a) All of the covenants and agreements required by this Agreement to be complied with and performed by Target on or before the Closing Date shall have been duly complied with and performed in all material respects;

          (b) The Regulatory Approvals, which shall include no Material Condition applicable to CB, LSB or MSB, as appropriate, shall have been obtained; and

          (c) Purchaser shall have received the items to be delivered by Target pursuant to Section 5.3.

     Section 7.2.  Representations and Warranties of Target.  Each of PMH and
                   ----------------------------------------
PMTH shall cause Target to represent and warrant to Purchaser at Closing as follows:

       (a) Target is a federally chartered bank duly organized and validly existing under the laws of the United States of America.

       (b) Target has the power and authority to enter into and perform this Agreement. This Agreement and any other documents or instruments executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate actions on the part of Target, and this Agreement and the instruments and documents executed pursuant hereto constitutes, or will constitute, the valid and binding obligations of Target, enforceable against Target in accordance with its terms, except as enforcement may be limited by federal and state regulators of Target or by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

       (c) The execution and delivery of this Agreement and the instruments and documents executed pursuant hereto by Target do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (i) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Target or to which Target is subject, which breach, violation, or default would have a material and adverse effect on Target or the business or properties of the Banking Offices; or (ii) a breach or violation of or a default under the organizational instruments or Bylaws of Target.

     (d) There are no pending or, to the knowledge of Target, threatened, disputes or controversies between Target and any federal, state or local governmental authority that (i) would reasonably be expected to prevent or impair the ability of Target to perform its obligations under this Agreement in any material respect or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby.

                                 ARTICLE VIII

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Each of PMH and PMTH represents and warrants to Purchaser as follows:

     Section 8.1.  Organization. Each of PMH and PMTH is duly organized, validly
                   ------------
existing and in good standing under the laws of the State of Connecticut.

     Section 8.2.  Authority.  Each of PMH and PMTH has the power and authority
                   ---------
to enter into and perform this Agreement. This Agreement and any other documents or instruments executed pursuant hereto and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate actions on the part of each of PMH or PMTH, and this Agreement and the instruments and documents executed pursuant hereto constitutes, or will constitute, the valid and binding obligations of each of PMH or PMTH, enforceable against each of PMH or PMTH in accordance with its terms, except as enforcement may be limited by federal and state regulators of PMH or PMTH or by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

     Section 8.3.  Non-Contravention.  The execution and delivery of this
                   -----------------
Agreement and the instruments and documents executed pursuant hereto by each of PMH or PMTH do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of each of PMH or PMTH or to which each of PMH or PMTH is subject, which breach, violation, or default would reasonably be expected to impair the validity or consummation of this Agreement, or the transactions contemplated hereby; or (b) a breach or violation of or a default under the organizational instruments or Bylaws of PMH or PMTH or any material contract or other instrument to which PMH or PMTH is a party or by which PMH or PMTH is bound.

     Section 8.4.  Regulatory Matters.  There are no pending or, to the
                   ------------------
knowledge of PMH or PMTH, threatened, disputes or controversies between PMH or PMTH and any federal, state or local governmental authority that (i) would reasonably be expected to prevent or impair the ability of PMH or PMTH to perform its obligations under this Agreement in any material respect or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby or thereby. Neither of PMH or PMTH is aware of any reason relating to PMH or PMTH why all required Regulatory Approvals should not be procured. Each of PMH and PMTH believes that it can satisfy all capital and other regulatory requirements necessary to obtain all Regulatory Approvals.

     Section 8.5.  Legal Proceedings.  There are no actions, suits, claims,
                   -----------------
governmental investigations or proceedings instituted, pending or, to the best knowledge of PMH or PMTH, threatened against either of them or against any officer, director or employee of either of them which would be reasonably likely to prevent or hinder the consummation of the transactions contemplated by this Agreement.

     Section 8.6.  Brokers and Finders.  Except as disclosed in Schedule 8.6,
                   -------------------                          ------------
neither PMH or PMTH nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

                                  ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Each of CB, LSB and MSB represents and warrants, with respect to itself, to Seller and Target as follows:

     Section 9.1.  Organization.  Each of LSB and MSB is a federally chartered
                   ------------
savings bank duly organized and validly existing under the laws of the United States of America. CB is a state-chartered savings and loan association duly organized, validly existing and in good standing under the laws of the State of Connecticut.

     Section 9.2.  Authority. Each of CB, LSB and MSB  has the power and
                   ---------
authority to enter into and perform this Agreement and any instruments or other documents executed pursuant hereto. This Agreement and any instruments or other documents executed pursuant hereto, and the execution, delivery and performance hereof and thereof have been duly authorized and approved by all necessary corporate actions on the part of each of CB, LSB and MSB, and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against each of CB, LSB and MSB in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

     Section 9.3.  Non-Contravention.  The execution and delivery of this
                   -----------------
Agreement and any instruments or other documents executed pursuant hereto by Purchaser do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of any of CB, LSB or MSB, or to which any of them is subject, which breach, violation or default would reasonably be expected to impair the validity or consummation of this agreement or the transactions contemplated hereby, or (b) a breach or violation of or a default under the organizational instruments or Bylaws of any of CB, LSB or MSB or any material contract or other instrument to which it is a party or by which it is bound.

     Section 9.4.  Regulatory Matters.
                   ------------------

              (a) There are no pending or, to the knowledge of any of CB, LSB and MSB, threatened, disputes or controversies between CB, LSB or MSB and any federal, state or local governmental authority that (i) would reasonably be expected to prevent or impair the ability of any of CB, LSB or MSB to perform its obligations under this Agreement in any material respect or (ii) would reasonably be expected to impair the validity or consummation of this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby or thereby. None of CB, LSB or MSB is aware of any reason why all required Regulatory Approvals should not be procured. None of CB, LSB and MSB is aware of any reason that would prevent it from satisfying all capital and other regulatory requirements necessary to obtain all Regulatory Approvals.

          (b) As of the date hereof, without giving effect to the transactions contemplated hereby, and following the consummation of the transactions contemplated hereby, on a pro forma basis each of CB, LSB or MSB will remain at least "adequately capitalized", as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (12 U.S.C. 1831(o)) and will meet all applicable regulatory minimum capital standards.

     Section 9.5.  MSB's Payment of Its Share of Purchase Price Not Contingent.
                   -----------------------------------------------------------
MSB's agreement to pay its share of the Purchase Price to Seller hereunder is not contingent on the availability to MSB of sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments for such purpose, except as may otherwise be required under Section 11.6(b).

     Section 9.6.  Legal Proceedings.  There are no actions, suits, claims,
                   -----------------
governmental investigations or proceedings instituted, pending or, to the best knowledge of CB, LSB and MSB, threatened against any of them or against any officer , director or employee of any of them which would be reasonably likely to prevent or hinder the consummation of the transactions contemplated by this Agreement.

     Section 9.7.  Brokers and Finders.  Except as disclosed in Schedule 9.7,
                   -------------------                          ------------
neither CB, LSB or MSB nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

     Section 9.8.  Purchaser Investigation.  Each of CB, LSB and MSB
                   -----------------------
acknowledges that: (i) it has had the opportunity to visit with Target and meet with its representative officers and other representatives to discuss the business, assets, liabilities, reserves, financial condition, cash flow and operations of Target, and (ii) all materials and information requested by CB, LSB or MSB have been provided to CB, LSB or MSB to the reasonable satisfaction of such party. Each of CB, LSB and MSB acknowledges that it has made its own independent examination, investigation, analysis and evaluation of Target, including its own estimate of the value of its interest in the Bank Business. Each of CB, LSB and MSB acknowledges that it has undertaken such investigation (including a review of the assets, liabilities, books, records and contracts of Target) as CB, LSB or MSB deems adequate, including that described above.

                                   ARTICLE X

                              COVENANTS OF SELLER
                              -------------------

     Seller covenants and agrees with Purchaser as follows:

     Section 10.1.  Regulatory Approvals.
                    --------------------

          (a) Seller shall cooperate with Purchaser and use its best efforts to promptly prepare and file all necessary documentation; to effect all applications, notices, petitions and filings; and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement.

          (b) Within 45 days after the execution of this Agreement, Seller shall file with the appropriate governmental entities all the applications for the requisite Regulatory Approvals relating to Seller and for all other consents, permits and authorizations which Seller is required to obtain in connection with the consummation of the transactions contemplated by this Agreement.

          (c) Subject to the applicable laws relating to the exchange of information, Seller and Purchaser shall consult with each other on all information in connection with obtaining all permits, consents, approvals and authorizations from all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by this Agreement.

          (d) Seller and Purchaser will keep the other party apprised of the status of all applications and filings.

          (e) Except for any confidential portions thereof, the party responsible for making and filing shall promptly (i) provide a copy of the filing, and any supplement, amendment or item of additional information in connection with the filing, to the other party and (ii) deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by it in respect of any such filing from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

          (f) Purchaser and Seller shall promptly advise each other of any communication received from a governmental entity which causes such party to believe that there is reasonable likelihood that a requisite Regulatory Approval will not be obtained or that the receipt of such approval will be materially delayed.

     Section 10.2.  Corporate and Other Consents.
                    -----------------------------

          (a) Seller shall use its reasonable efforts to fulfill its duties as the representative of Purchaser under the Stock Purchase Agreement and in such capacity shall fully cooperate with Sun in enabling it to satisfy its consent obligations under Sections 6.2.1, 6.7 and 6.8 of the Stock Purchase Agreement and Schedule 6.2.1 attached thereto.
                   --------------

          (b) Seller shall promptly comply with all applicable laws, regulations, and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

     Section 10.3.  Retention Pay.  Seller shall be responsible, prior to
                    --------------
Closing, for an amount not to exceed 25% of the "stay for pay" amount referred to in Section 2.5.5 of the Stock Purchase Agreement to contribute to the retention pay Target has paid or will pay to its employees as incentive for them to remain employed through the date of Closing.

     Section 10.4.  Employees.
                    ---------

          (a) With respect to all group health plans maintained by Target or any Subsidiary thereof, Seller shall cause Target to retain full responsibility and liability for compliance with the continuation health care coverage requirements of Internal Revenue Code Section 4980B and ERISA Sections 601 through 608 for all "qualifying events" within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA with respect to such group health plans occurring on or prior to the Closing Date.

          (b) Seller shall be solely responsible for, and shall fulfill all of the duties and all of the obligations as set forth in Section 7.7 of the Stock Purchase Agreement with respect to the Trust Employees and shall be responsible for 13% of the cost of the Assumed Severance Obligations with respect to the Corporate Center Employees.

          (c) As of or prior to the Closing Date, Target shall (i) take whatever action is necessary to cause the Bank Employees to become vested in their account balances under the 401(k) plan maintained by Target (the "Target 401(k) Plan") (ii) take whatever action is necessary to cause the Bank Employees to become vested in their accrued benefits under the defined benefit pension plan in which Target participated, but only to the extent permitted by the terms of such plan and only to the extent such accrued benefits are funded as of the Closing Date; (iii) make whatever amendments to the Target 401(k) Plan as are necessary to allow for the distribution of a Bank Employee's entire account balance as of the Closing Date and to permit that such distributions include the promissory note relating to any outstanding loan of the Bank Employee; and
     (iv) make whatever amendments to the Target 401(k) Plan as are necessary, if any, to provide for the allocation of all matching contributions attributable to the portion of the plan year ending on the Closing Date to the accounts of Bank Employees, regardless of any hours, services or employment requirements that otherwise would apply to the allocation of matching contributions.

     Section 10.5.  Trust Deposits.  Seller covenants that it will maintain all
                    --------------
Deposit Liabilities relating to the Trust Business in operating and cash flow accounts at LSB following Closing Date for the lesser of a period equal to five
(5) years or the period LSB continues to retain Target or its Affiliates as its exclusive provider of trust services. If the Deposit Liabilities are withdrawn prematurely, Seller shall reimburse LSB for the portion of the Purchase Price it paid related to such Deposit Liabilities amortized over said five (5) year period.

     Section 10.6.  Excluded Securities.  Seller shall cooperate with Purchaser
                    -------------------
in determining which securities are to remain in the investment portfolio of Target after the Closing Date.

     Section 10.7.  Corporate Pledges.  Seller shall assume 25% of the corporate
                    -----------------
pledge obligations of Target following Closing.

     Section 10.8. Proceeds from Sale of Bank Business Realty.  Seller covenants
                   ------------------------------------------
that the proceeds from the sale of any real property asset realized pursuant to the terms of Section 2.9 of the Stock Purchase Agreement shall be assigned to the Bank Party to which such realty is allocated in the Allocation Agreement.

                                  ARTICLE XI

                            COVENANTS OF PURCHASER
                            ----------------------

     Each of CB, LSB and MSB with respect to itself covenants and agrees with Seller and Target as follows:

     Section 11.1.  Regulatory Approvals and Standards.
                    ----------------------------------

          (a) Each of CB, LSB and MSB will use its best efforts to obtain as expeditiously as possible the Regulatory Approvals. As of the Closing Date, each of CB, LSB and MSB will satisfy each and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with Regulatory Approvals. Each of CB, LSB or MSB shall take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement.

          (b) From the date hereof through the Closing Date, each of CB, LSB and MSB shall remain at least "adequately capitalized", as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (12 U.S.C. 183l(o)) and meet all applicable regulatory minimum capital standards.

          (c) After the Closing Date it is each of CB's, LSB's and MSB's intention to conduct a Bank Business at the Banking Offices, and therefore as of the date hereof it is not expected that the transactions contemplated by this Agreement will result in the closing, consolidation or relocation of any of the Banking Offices. Each of CB, LSB and MSB agrees that it shall be responsible for complying with any required Banking Office closing or other notices to regulators and customers in the event any of CB, LSB or MSB should at any subsequent time determine to close, consolidate or relocate any of the Banking Offices or to close, consolidate or relocate any Banking Office of any of CB, LSB or MSB in connection with or relating to the transactions contemplated by this Agreement.

     Section 11.2.  Corporate and Other Consents; Compliance with Law.
                    -------------------------------------------------

          (a) Each of CB, LSB or MSB shall use its best efforts to secure all necessary corporate and other non-regulatory consents (except those involving Target) and shall provide certified copies to Seller and Target upon Seller's request.

          (b) Each of CB, LSB and MSB shall promptly comply with all applicable laws, regulations, and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

     Section 11.3.  Employees.
                    ----------

          (a) Each of CB, LSB and MSB shall fulfill all of the duties and all of the obligations as set forth in Section 7.7 of the Stock Purchase Agreement with respect to Bank Employees for which it is responsible under the Allocation Agreement and shall be responsible collectively for 87% of the cost of the Assumed Severance Obligations with respect to the Corporate Center Employees in accordance with the Allocation Agreement.

           (b) CB shall be responsible for providing the retiree medical benefits identified in Item 8 of Schedule 4.16.1 attached to the Stock Purchase Agreement and CB assumes all obligations and rights of Target relating to such retiree medical obligations.

     Section 11.4.  Retention Pay.  Each of CB, LSB and MSB shall, in accordance
                    --------------
with the Allocation Agreement, reimburse Target at Closing for an amount not to exceed

75% of the "stay for pay" amount referred to in Section 2.5.5 of the Stock Purchase Agreement to contribute to the retention pay Target has paid or will pay to its employees as incentive for them to remain employed through the Closing Date.

     Section 11.5.  Excluded Securities.  Purchaser shall cooperate with Seller
                    -------------------
in determining which securities are to remain in the investment portfolio of Target after the Closing Date.

     Section 11.6.  Covenants of LSB and MSB Alone.
                    ------------------------------

          (a) LSB and MSB shall assume the obligations of the lease for the Day Care Center and shall use their reasonable efforts to secure all necessary approvals, permits, licenses and insurance to own and operate the Day Care Center after the Closing Date. LSB and MSB will jointly fulfill all of the duties and all of the obligations as set forth in Section 7.7 of the Stock Purchase Agreement with respect to the employees of the Day Care Center.

          (b) If, between the date of this Agreement and the Closing Date, either (i) LSB or MSB, in consultation with Seller, determine that the Herfindahl-Hirshmann Index change with regard to the Banking Offices and Deposit Liabilities to be assumed by each of LSB and MSB under the Allocation Agreement will create an impermissible competitive effect, or
     (ii) a government agency, the approval of which will be a requirement to Closing, so indicates, LSB and MSB shall cooperate to amend the Allocation Agreement so as to re-allocate certain Bank Assets and/or Bank Liabilities to each of LSB and MSB to eliminate the impermissible competitive effect.

     Section 11.7.  Covenants by CB and LSB Alone.  Each of CB and LSB shall use
                    -----------------------------
all possible efforts to obtain financing necessary for it to consummate the transactions contemplated by this Agreement. Each of CB and LSB shall not pursue other whole bank acquisitions, branch, or other asset acquisitions or sales or similar transactions other than in the ordinary course of business, unless and until such financing is completed, and it shall not use the proceeds of such financing for any purpose other than consummation of the transactions contemplated by this Agreement.

     Section 11.8.  Little Red House Lease.  At Closing LSB and Target shall
                    ----------------------
enter into a lease agreement for the Red Building located at North Pleasant Street, New London, New Hampshire for a term of not less than five years at $15.00 per square foot triple net. Such lease shall contain such other terms as are mutually acceptable to LSB and Seller.

     Section 11.9.  Corporate Pledges.  Each of CB, LSB and MSB shall assume 25%
                    -----------------
of the corporate pledge obligations of Target following Closing.

                                  ARTICLE XII

                                   INDEMNITY
                                   ---------

     Section 12.1.  Seller and Target's Indemnity.  Except as otherwise provided
                    -----------------------------
in this Agreement, each of Seller and Target shall jointly and severally indemnify, hold harmless and defend each of CB, LSB and MSB, and its respective directors, shareholders, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations (including reasonable legal fees and expenses) asserted by third parties which it and its respective directors, shareholders, officers, agents or employees shall receive, suffer or incur arising out of or resulting from (a) any liability assumed by Target hereunder or (b) the breach of any material representation, warranty or covenant made by Seller or Target in this Agreement.

     Section 12.2.  Purchaser's Indemnity.  Except as otherwise provided in this
                    ---------------------
Agreement, each of CB, LSB and MSB shall severally indemnify, hold harmless and defend Seller, Target and each other, and their respective directors, shareholders, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations (including reasonable legal fees and expenses) asserted by third parties which either of them and their respective directors, shareholders, officers, agents or employees shall receive, suffer or incur arising out of or resulting from (a) Bank Liabilities assumed by CB, LSB or MSB, respectively, hereunder or (b) the breach of any material representation, warranty or covenant made by CB, LSB or MSB, respectively, in this Agreement.

     Section 12.3.  Indemnification Procedure.  Promptly after receipt by any
                    -------------------------
party of notice of the assertion of any claim or the commencement of any action, suit or proceeding arising under this Agreement, such party ("Indemnified Party") shall give written notice thereof to the other party ("Indemnitor") and will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, it shall have been prejudiced thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in (and, in its discretion, to assume) the defense thereof with counsel satisfactory to the Indemnified Party, provided, however, that the Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnitor's counsel may present a conflict of interest or that there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor. The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this Section, the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection and at its own expense. If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

     Section 12.4.  Survival.  All indemnities contained in or made pursuant to
                    --------
this Agreement shall survive the Closing, until fifteen months after the Closing Date, except as to any claim for which written notice shall have been given prior to such date.

     Section 12.5.  Indemnity under the Stock Purchase Agreement.  If more than
                    --------------------------------------------
one of the parties hereto who are also parties to the Stock Purchase Agreement have claims, losses, liabilities, demands and obligations (including reasonable legal fees and expenses) which they are entitled to assert directly against Sun, they shall cooperate with each other to coordinate the filing of their claims of indemnity to maximize their recovery and shall distribute the indemnity proceeds in an equitable manner.

                                 ARTICLE XIII

                             POST CLOSING MATTERS
                             --------------------

     Section 13.1.  Further Assurances.  On and after the Closing Date:
                    ------------------

          (a) Except as specifically provided otherwise herein, Seller shall cause Target to assist Purchaser in the orderly transition of the operations of the Banking Offices and shall give such further assurances and execute, acknowledge and deliver all such instruments as may be necessary and appropriate to effectively vest in Purchaser title in the Bank Assets in the manner contemplated hereby; and

          (b) Except as specifically provided otherwise herein, Purchaser shall give such further assurances to Target and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Target from any obligations remaining with respect to the Bank Liabilities of Target assumed by Purchaser hereunder.

     Section 13.2.  Access to and Retention of Books and Records.  On the
                    --------------------------------------------
Closing Date, to the extent practicable, each of CB, LSB and MSB shall receive possession of, and all right, title and interest in, all books and records in the possession of Target relating to the Bank Business which each of them is acquiring. Each of CB, LSB and MSB shall assume the obligations of Seller as "Purchaser Parent" and "Purchaser" under Section 9.8 of the Stock Purchase Agreement and shall retain such books and records for seven (7) years and permit access to them by Sun and Seller during such period so as to fulfill the obligations thereunder. Notwithstanding anything to the contrary contained herein the obligations of the parties hereto under this Section shall be subject to all applicable laws relating to the confidentiality of bank records.

     Section 13.3.  Servicing Rights.  The parties agree that the responsibility
                    ----------------
for addressing any liability incurred by any of them with respect to loan servicing contracts listed on Schedule 13.3 shall be delegated to CB, LSB or
                              -------------
MSB in accordance with the Allocation Agreement, or in the event the Allocation Agreement fails to address such matter, by Seller in accordance with the principles of Section 5.4. A proportionate share of any excess loan loss reserves of CB, LSB and MSB received from Target (the amount of such excess reserves shall be agreed to by the parties as of the Closing Date) shall be used to compensate CB, LSB or MSB, as applicable, for any actual loss incurred with respect to the loan servicing contract liability delegated to it. Any loss incurred in excess of the loan loss reserves, if any, shall be shared equally among the parties.

                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------

     Section 14.1.  Expenses.  Except as otherwise provided herein, Seller and
                    --------
each party shall pay all of its own out-of-pocket expenses in connection with this Agreement, including appraisal, accounting, consulting, professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated, provided that Purchaser shall pay all (a) recording, filing or other fees, cost and expenses (including fees, costs and expenses for (i) preparation of title certificates or searches, surveys, inspections, environmental audits or other investigations, (ii) filing of any forms (including without limitation tax forms) with governmental instrumentalities in connection with the transfer of the Real Property or Personalty, and (iii) recording instruments or documents evidencing any transfers of interests in real property), and (b) costs and expenses relating to the preparation, execution and recording of assignments of mortgages, financing statements, notes, security agreements or other instruments (other than the items to be delivered by Target pursuant to Section 5.3), applicable to or arising in connection with the transfer, assignment or assumption of the Loans (and mortgages, financing statements, notes, security agreements and other instruments relating thereto), the Real Property, the Banking Office Leases or the Personalty.

     Section 14.2.  Communications, Notices, etc.  Purchaser shall furnish to
                    ----------------------------
Target, and Seller shall cause Target to furnish to Purchaser copies of the text of all notices, advertisements, information or communications, written or oral, proposed to be sent or transmitted by the furnishing party to Bank Employees, Bank Customers or the public generally regarding the transfer of the Bank Business (including any public notices required to be given by law or regulation in connection with such transactions or applications for approval thereof), and the furnishing party shall not send or transmit such notices, advertisements, information or communications or otherwise make them public unless and until the prior consent of the other party shall have been received (such consent not to be unreasonably withheld). This obligation shall terminate on the Closing Date.

     Section 14.3.  Trade Names and Trademarks.  The parties agree that the name
                    --------------------------
"New London Trust" or derivation thereof shall not be used by any party after the Closing Date.

     Section 14.4.  Termination; Extension of Closing Date.  This Agreement
                    --------------------------------------
shall terminate and shall be of no further force or effect as between the parties hereto, except as to the liability for actual direct damages due to a willful breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

          (a) Upon mutual agreement of the parties;

          (b) Upon receipt by CB, LSB or MSB or Seller or Target of notice from any regulatory authority that such party has been denied any Regulatory Approval by Final order, provided, however, that termination pursuant to this Section 14.4(b) shall be effective only as to the applicable bank, whether CB, LSB or MSB, individually; or

          (c) Upon written notice by any party to the other parties, if the Closing has not occurred by January 31, 2000, unless the closing under
     Section 11.1 of the Stock Purchase Agreement is extended pursuant to
     Section 12.1.3 of the Stock Purchase Agreement or the parties shall by mutual agreement otherwise extend the time for Closing under this Agreement.

     In the event any party breaches its obligations hereunder other than due to circumstances described in the third sentence of Section 14.18 hereof and causes the termination of the Agreement or causes another party to assume its obligations in order for the transaction to be consummated, then the breaching party shall be liable to the other party or parties for out-of-pocket expenses actually incurred in connection with the transactions contemplated hereby.

     Section 14.5.  Modification and Waiver.  The parties acknowledge and agree
                    -----------------------
that this Agreement and the schedules attached hereto will likely require modification as assets and liabilities are discovered in the intervening period between the date of this

Agreement and the Closing Date in order to divide their respective rights and duties in accordance with the intent of this Agreement. The parties agree to cooperate in making such modifications. No modification of any provision of this Agreement or schedule shall be binding unless in writing and executed by all of the parties to this Agreement. Performance of or compliance with any covenant given herein or satisfaction of any condition to the obligations of either party hereunder may be waived by the party to whom such covenant is given or whom such condition is intended to benefit, except to the extent any such condition is required by law; provided, any such waiver must be in writing.

     Section 14.6.  Binding Effect; Assignment. This Agreement shall be binding
                    --------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, subject to the provisions of Section 14.18, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by any such party prior to the Effective Time without the written consent of the other party hereto, and provided further that in the case of any such assignment the assigning party shall also remain responsible as a party hereto.

     Section 14.7.  Confidentiality.
                    ---------------

          (a) From and after execution hereof, the parties hereto shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and confidential proprietary information obtained by a party from another party in connection with the transactions contemplated hereby except (i) to the extent that the Agreement and such negotiations must be disclosed to obtain the Regulatory Approvals, (ii) for disclosure made in accordance with the terms and conditions of this Agreement, (iii) to the extent required by applicable law, or (iv) as previously made public by any party.

          (b) This Section 14.7 shall survive the termination or consummation of this Agreement.

     Section 14.8.  Entire Agreement; Governing Law.  This Agreement, the Stock
                    -------------------------------
Purchase Agreement, the Allocation Agreement and the Confidentiality Agreements (as defined in the Stock Purchase Agreement), together with the exhibits and schedules attached hereto and thereto and made a part hereof and thereof, contain the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.

     Section 14.9.  Consent to Jurisdiction; Waiver of Jury Trial.  EACH PARTY
                    ---------------------------------------------
HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE

JURISDICTION OF THE COURTS OF THE STATE OF NEW HAMPSHIRE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW HAMPSHIRE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

     EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     Section 14.10. Severability.  In the event that any provision of this
                    ------------
Agreement shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

     Section 14.11. Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

     Section 14.12. Notices.  All notices, consents, requests, instructions,
                    -------
approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, nationally recognized overnight delivery service, or facsimile transmission,

     If to Seller addressed to:

     Megan A. Huddleston, Esquire
     Phoenix Home Life Mutual Insurance Company
     One American Row
     Hartford, Connecticut 06115
     Telephone: (860) 403-6004
     Fax: (860) 403-7203

     If to Purchaser, addressed to:

     Cargill Bank
     Westbank Tower, 225 Park Avenue
     West Springfield, MA  01089
     Attention: Donald Chase
     Telecopier:  (413) 747-1456

     With a copy to:  Richard A. Schaberg, Esquire
                      Thacher Proffitt & Wood
                      1700 Pennsylvania Avenue, N.W.
                      Washington, DC   20006
                      Telecopier:  (202) 347-6238

     Lake Sunapee Bank, fsb
     9 Main Street (PO Box 9)
     Newport, NH   03773-0029
     Attention:    Stephen W. Ensign, President and Chief Executive Officer
     Telecopier:   (603) 863-9671

     With a copy to:  Richard A. Schaberg, Esquire
                      Thacher Proffitt & Wood
                      1700 Pennsylvania Avenue, N.W.
                      Washington, DC   20006
                      Telecopier:  (202) 347-6238

     Mascoma Savings Bank
     67 North Park Street
     Lebanon, NH   03776-0435
     Attention:    Stephen F. Christy, President
     Telecopier:   (603) 448-1470

     With a copy to:  W. John Funk, Esquire
                      Gallagher, Callahan & Gartrell, P.A.
                      214 N. Main Street (PO Box 1214)
                      Concord, NH   03302-1415
                      Telecopier:  (603) 226-3334

     Notice by certified mail shall be deemed to be received three (3) business days after mailing of the same. Any party may change the persons or addresses to whom or to which notices may be sent by written notice to the others.

     Section 14.13. Interpretation.  Any reference herein to a Section, Exhibit,
                    --------------
or Schedule shall be deemed a reference to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise specified herein. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 14.14. Specific Performance. The parties hereto acknowledge that
                    --------------------
monetary damages could not adequately compensate the parties hereto in the event of a breach of this Agreement by one party, that the non-breaching party or parties would suffer irreparable harm in the event of such breach and that the non-breaching party or parties shall have, in addition to any other rights or remedies it or they may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

     Section 14.15. Third Party Beneficiaries.  The parties hereto intend that
                    -------------------------
this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. No future or present employee or customer of any of the parties nor their Affiliates, successors or assigns or other person shall be treated as a third party beneficiary in or under this Agreement.

     Section 14.16. Arbitration.  The parties agree that any dispute hereunder
                    -----------
shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. Each party agrees that the determination of the arbitrator shall be final and binding. The cost of the arbitration shall be borne equally by the parties participating in the arbitration.

     Section 14.17. Termination Expenses and Damages.  Any expenses and damages
                    --------------------------------
awarded to the parties under Section 12.2.1 of the Stock Purchase Agreement shall be shared proportionately among the parties to this Agreement based on their respective out-of-pocket expenses, including reasonable legal, accounting and investment banking fees and other expenses, incurred by them in connection with the transactions contemplated by this Agreement, the Stock Purchase Agreement and the Allocation Agreement.

     Section 14.18. Termination by Bank Party; Seller Remedies.  In the event
                    ------------------------------------------
that CB, LSB or MSB is unwilling or unable to perform its obligations hereunder, the parties expressly acknowledge and agree that Seller shall be entitled to assign such party's rights and obligations to a third party unless another party to this Agreement agrees to assume such party's rights and obligations hereunder within 30 days after notice to the other parties by Seller of such circumstances. Seller agrees to consult with all the parties hereto with respect to selection of the assignee, which shall remain in Seller's sole discretion. In the event that the failure of a bank party to perform its obligations hereunder is due to circumstances which are within such party's control or can be addressed by such Party without unreasonable financial burden, such party shall be liable to Seller for the difference between what the Seller would have received from such party in accordance Section 3.1 hereof and the amount actually received pursuant to the exercise of Seller's rights under this Section, in addition to any remedy available under Section 14.4.

     Section 14.19. Survival.  Except as otherwise provided in this Agreement,
                    --------
the representations, warranties, covenants and other agreements made by the parties herein shall survive the Closing Date; provided, however, the representations and warranties contained in Sections 8 and 9 and the covenants in Sections 10 and 11 hereof shall survive only until fifteen months after the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.



                                        PM HOLDING, INC.


                                        By: /s/ MARTIN J. GAVIN
                                            ---------------------------------



                                        PM TRUST HOLDINGS COMPANY


                                        By: /s/ MARTIN J. GAVIN
                                            ---------------------------------



                                        CARGILL BANK


                                        By:
                                            ---------------------------------



                                        LAKE SUNAPEE BANK, fsb


                                        By:
                                            ---------------------------------


                                        MASCOMA SAVINGS BANK


                                        By:
                                            ---------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.



                                        PM HOLDING, INC.


                                        By:
                                            ---------------------------------



                                        PM TRUST HOLDINGS COMPANY


                                        By:
                                            ---------------------------------



                                        CARGILL BANK


                                        By: /s/ GARY L. BRIGGS
                                            ---------------------------------
                                            Executive Vice President


                                        LAKE SUNAPEE BANK, fsb


                                        By:
                                            ---------------------------------


                                        MASCOMA SAVINGS BANK


                                        By:
                                            ---------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.



                                        PM HOLDING, INC.


                                        By:
                                            ---------------------------------



                                        PM TRUST HOLDINGS COMPANY


                                        By:
                                            ---------------------------------



                                        CARGILL BANK


                                        By:
                                            ---------------------------------


                                        LAKE SUNAPEE BANK, fsb


                                        By:  /s/ STEPHEN W. ENSIGN
                                            ---------------------------------


                                        MASCOMA SAVINGS BANK


                                        By:
                                            ---------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.



                                        PM HOLDING, INC.


                                        By:
                                            ---------------------------------



                                        PM TRUST HOLDINGS COMPANY


                                        By:
                                            ---------------------------------



                                        CARGILL BANK


                                        By:
                                            ---------------------------------



                                        LAKE SUNAPEE BANK, fsb


                                        By:
                                            ---------------------------------


                                        MASCOMA SAVINGS BANK


                                        By: /s/ S. F. CHRISTY, PR.
                                            ---------------------------------




                                      S-1